UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400, Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Clean Energy Fuels Corp. (the “Company”), with the U.S. Securities and Exchange Commission on May 27, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s determination as to how frequently it will conduct advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On May 25, 2011, at the 2011 Annual Meeting of Stockholders of the Company, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation. As previously reported in the Original Filing, the Company’s stockholders determined, on an advisory basis, that such stockholders’ preferred frequency of an advisory vote on the Company’s executive compensation is every two (2) years.

Consistent with the stated preference of the Company’s stockholders, the Board of Directors of the Company determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every two (2) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2011		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer